Exhibit 99.1

Theravance Biopharma, Inc. Reports Second Quarter 2022 Financial Results
and Provides Business Update

•	Highest quarter of YUPELRI® (revefenacin) net sales and profitability to date[1]: $17.2M Q2 2022 sales up 17% from Q2 2021 (implied 35% share)
•	Ampreloxetine discussions with FDA create a path to NDA filing with one additional Phase 3 clinical study in Multiple System Atrophy (MSA) patients with symptomatic neurogenic orthostatic hypotension (nOH)
•	Closed transaction to sell TRELEGY ELLIPTA royalty interests to Royalty Pharma for approximately $1.1 billion in upfront cash with over $1.5 billion in total potential value
•	Launched tender offer for outstanding 3.25% Convertible Senior Notes

DUBLIN, IRELAND – AUGUST 4, 2022 – Theravance Biopharma, Inc. (“Theravance Biopharma” or the “Company”) (NASDAQ: TBPH) today reported financial results for the second quarter of 2022.

“The Company has continued to execute on its strategy and, since the first quarter, we have accomplished several transformative goals. YUPELRI delivered its strongest quarter of sales to date. Our ampreloxetine discussions with FDA create a path to an NDA filing in MSA patients with symptomatic nOH. The closing of the sale of our TRELEGY ELLIPTA royalty interests to Royalty Pharma for over $1.5 billion in potential total value enables an elimination of our debt and sets up a planned return of capital to shareholders,” said Rick E Winningham, Chief Executive Officer. “With an attractive pro forma financial profile and near-term value drivers, we believe we are well positioned to deliver medicines that make a difference and ongoing shareholder value.”

Quarterly Highlights

•	YUPELRI® (revefenacin) inhalation solution, the first and only once-daily, nebulized bronchodilator approved in the US for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD), with net sales increasing by 17% year-over-year (Q2 2022 vs Q2 2021) – its strongest quarter to date, and increased its share of the long-acting nebulized COPD market, increasing to 25.3% through April 2022, up from 24.1% in Q1 2022.

•	Ampreloxetine, an investigational, Theravance Biopharma-discovered, potent, long-acting, once-daily norepinephrine reuptake inhibitor in development for the treatment of symptomatic nOH in patients with MSA. Phase 3 results (Study 0170) showed a benefit to MSA patients in the study that was observed in multiple endpoints including Orthostatic Hypotension Symptom Assessment (OHSA) composite, Orthostatic Hypotension Daily Activities Scale (OHDAS) composite, Orthostatic Hypotension Questionnaire (OHQ) composite and OHSA #1. (Read more about the data here). The Company held a Type C meeting with the FDA in June 2022 and agreed on a path to NDA filing with one new Phase 3 clinical study in MSA patients with symptomatic nOH. The Company plans to start the new Phase 3 study in early 2023, with a primary endpoint of Change in OHSA Composite Score. The Company reiterates it expects the $25 million investment from Royalty Pharma to fund the majority of the Phase 3 costs as a result of study size as well as insights and learnings from earlier studies.

•	TRELEGY ELLIPTA (once-daily, single inhaler triple therapy for COPD and asthma)

1 While Viatris, Inc. (“Viatris”) records the total YUPELRI net sales, the Company is entitled to a 35% share of the profits and losses pursuant to a co-promotion agreement with Viatris.

Sale of TRELEGY ELLIPTA Royalty Interest

On July 20, 2022, Theravance Biopharma closed the sale of its units in Theravance Respiratory Company, LLC representing its 85% economic interest in the sales-based royalty rights on worldwide net sales of GSK's TRELEGY ELLIPTA ("TRELEGY") to Royalty Pharma (NASDAQ: RPRX) for over $1.5 billion in potential total value (the "TRELEGY Royalty Transaction"). The Trelegy Royalty Transaction is intended to provide near-, mid- and long-term value to the Company with an upfront cash payment of approximately $1.1 billion, up to $250 million in additional milestone payments contingent on the achievement of certain TRELEGY net sales thresholds between 2023 and 2026 and outer year royalties to the Company providing an opportunity to receive an estimated NPV of $200 million. (View the closing 8-K here. For deal specifics, view the press release here and accompanying presentation and appendix here).

Global Net Sales and Milestones

GSK posted second quarter 2022 global net sales of $591 million (up from $405 million, or 46%, from second quarter of 2021). Theravance Biopharma is entitled to a milestone payment from RPI of $50 million if TRELEGY global net sales are equal to or exceed $2.863 billion2 in 2023.

•	Tender Offer Convertible Senior Notes On July 26, 2022, Theravance Biopharma announced a Tender Offer for its outstanding 3.25% Convertible Senior Notes due 2023. As of July 20, 2022, there were $230 million aggregate principal amount of the Convertible Notes outstanding.

Second Quarter Financial Results

•	Revenue: Total revenue for the second quarter of 2022 was $11.1 million, primarily comprised of $10.9 million in Viatris collaboration revenue. Total revenue for the second quarter represents a $1.9 million decrease over the same period in 2021 primarily driven by the completion of the recognition of non-cash Janssen collaboration revenue in 2021, resulting from the planned close-out of the izencitinib program.

•	YUPELRI: The Viatris collaboration revenue of $10.9 million for the second quarter of 2022 represents amounts receivable from Viatris and is comprised of the Company’s 35% share of net sales of YUPELRI as well as its proportionate amount of the total shared costs incurred by the two companies. The non-shared YUPELRI costs incurred by Theravance Biopharma are recorded within operating expenses. While Viatris records the total net sales of YUPELRI within its financial statements, Theravance Biopharma’s implied 35% share of net sales of YUPELRI for the second quarter of 2022 was $17.2 million, up 12% from the first quarter of 2022. There was a 17% increase in year-over-year implied net sales for the second quarter, however, due to accounting guidelines, Viatris collaboration revenue decreased by 1% due to lower costs incurred by Theravance Biopharma as a result of the corporate restructuring, which improves YUPELRI profitability but lowers Viatris collaboration revenue. Additionally, during the period there were higher costs incurred by Viatris, which also reduced our Viatris collaboration revenue.

2 The first milestone payment, of $50.0 million, will be triggered if Royalty Pharma receives $240.0 million or more in royalty payments from GSK with respect to 2023 TRELEGY global net sales, which we would expect to occur in the event TRELEGY global net sales reach approximately $2.863 billion. Royalties payable from GSK to Royalty Pharma are upward-tiering from 6.5% to 10%.

•	Research and Development (R&D) Expenses: R&D expenses for the second quarter of 2022 were $15.6 million, compared to $51.1 million in the same period in 2021. Second quarter R&D expenses included total non-cash share-based compensation of $3.6 million.

•	Selling, General and Administrative (SG&A) Expenses: SG&A expenses for the second quarter of 2022 were $17.0 million, compared to $25.9 million in the same period in 2021. Second quarter SG&A expenses included total non-cash share-based compensation of $5.8 million.

•	Transaction-Related Legal Expenses: Non-routine legal expenses were $3.8 million and $5.1 million for the three and six months ended June 30, 2022, respectively, and were related to the sale of our units in TRC and ampreloxetine investment in July 2022.

•	Restructuring and Related Expenses: Restructuring expenses for the second quarter of 2022 were $1.6 million.

•	Cash Position: Cash, cash equivalents and marketable securities totaled $132.9 million as of June 30, 2022.

2022 Financial Guidance

•	Operating Expenses: The Company expects full year 2022 R&D expense of $45 million to $55 million and SG&A expense of $35 million to $45 million (in each case, excluding share-based compensation, one-time restructuring costs and one-time transaction related legal expenses).

•	The Company expects to approach breakeven cash flow from operations in 2H 2022 and become sustainably cash flow positive going forward on an annual basis.

Conference Call and Live Webcast Today at 5:00 pm ET

Theravance Biopharma will hold a conference call and live webcast accompanied by slides today at 5:00 pm ET / 2:00 pm PT / 10:00 pm IST. To participate in the live call by telephone, please dial (800) 225-9448 from the US, or (203) 518-9708 for international callers, using the confirmation code TBPHQ222. Those interested in listening to the conference call live via the internet may do so by visiting Theravance Biopharma’s website at www.theravance.com, under the Investors section, Presentations and Events.

A replay of the conference call will be available on Theravance Biopharma’s website for 30 days through September 3, 2022. An audio replay will also be available through 11:59 pm ET on August 11, 2022, by dialing (888) 219-1261 from the US, or (402) 220-4941 for international callers.

About Theravance Biopharma

Theravance Biopharma, Inc.’s overarching purpose and goal as a biopharmaceutical company is focused on delivering Medicines that Make a Difference® in people’s lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). Its pipeline of internally discovered programs is targeted to address significant unmet patient needs.

For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE®, and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries). YUPELRI® is a registered trademark of Mylan Specialty L.P., a Viatris Company. TRELEGY and ELLIPTA are trademarks of the GSK group of companies. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners.

Forward-Looking Statements

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. Theravance Biopharma intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: contingent payments due to the Company from the sale of the Company’s TRELEGY ELLIPTA royalty interests to Royalty Pharma, the Company's goals, designs, strategies, plans and objectives, including the paydown of the Company’s debt, the impact of the Company’s restructuring plan, ability to provide value to shareholders, the timing of clinical studies, the potential that the Company's research programs will progress product candidates into the clinic, the Company's expectations regarding its allocation of resources, potential regulatory actions, product sales or profit share revenue and the Company's expectations for its future financial performance and expectations as to future cash flows. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: whether the milestone thresholds can be achieved, delays or difficulties in commencing, enrolling or completing clinical studies, the potential that results from clinical or non-clinical studies indicate the Company's product candidates are unsafe, ineffective or not differentiated, risks of decisions from regulatory authorities that are unfavorable to the Company, dependence on third parties to conduct clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, risks of collaborating with or relying on third parties to discover, develop, manufacture and commercialize products, and risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure, ability to retain key personnel, the impact of the Company’s restructuring actions on its employees, partners and others. In addition, while we expect the effects of COVID-19 to continue to adversely impact our business operations and financial results, the extent of the impact on our ability to generate revenue from YUPELRI® (revefenacin), and the value of and market for our ordinary shares, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time. Other risks affecting Theravance Biopharma are in the Company's, Form 10-Q filed with the SEC on May 6, 2022, and other periodic reports filed with the SEC. In addition to the risks described above and in Theravance Biopharma's filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma's results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This announcement is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any of the Company’s outstanding 3.25% Convertible Senior Notes due 2023. The Tender Offer is being made solely pursuant to the Offer to Purchase and related materials, as they may be amended or supplemented. Holders should read the Company’s Tender Offer Statement on Schedule TO filed with the SEC on July 26, 2022 in connection with the Tender Offer, which included as exhibits the Offer to Purchase and related materials, as well as any amendments or supplements to the Schedule TO when they become available, because they will contain important information. Each of these documents has been filed or will be filed, as the case may be, with the SEC, and, when available, holders may obtain them for free from the SEC at its website (www.sec.gov) or from the Company’s dealer manager in connection with the Tender Offer.

Contact: Gail B. Cohen

Corporate Communications / 917-214-6603

THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2022	2021
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents and short-term marketable securities	$132,850	$173,465
Receivables from collaborative arrangements	12,488	14,065
Amounts due from TRC, LLC	-	43,534
Prepaid clinical and development services	2,311	10,245
Other prepaid and current assets	7,080	8,561
Total current assets	154,729	249,870
Property and equipment, net	12,531	13,657
Operating lease assets	41,112	39,690
Equity in net assets of TRC, LLC	148,250	67,537
Restricted cash	836	837
Other assets	3,303	3,228
Total assets	$360,761	$374,819

Liabilities and Shareholders' Deficit
Current liabilities	$32,624	$58,587
Convertible senior notes due 2023, net	228,571	228,035
Non-recourse notes due 2035, net	396,125	371,359
Long-term operating lease liabilities	50,642	52,681
Other long-term liabilities	2,608	2,730
Shareholders' deficit	(349,809)	(338,573)
Total liabilities and shareholders’ deficit	$360,761	$374,819

(1)	The condensed consolidated balance sheet as of December 31, 2021 has been derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Unaudited)		(Unaudited)
Revenue:
Viatris collaboration agreement	$10,878	$10,934	$21,565	$21,319
Collaboration revenue	172	1,980	181	5,852
Licensing revenue	-	-	2,500	-
Total revenue	11,050	12,914	24,246	27,171

Costs and expenses:
Research and development (1)	15,571	51,093	38,824	118,692
Selling, general and administrative (1)	16,986	25,931	34,828	56,481
Transaction-related legal expenses (2)	3,778	-	5,057	-
Restructuring and related expenses (1)	1,594	-	10,918	-
Total costs and expenses	37,929	77,024	89,627	175,173
Loss from operations	(26,879)	(64,110)	(65,381)	(148,002)
Income from investment in TRC, LLC	28,127	21,926	53,237	38,473
Interest expense	(11,884)	(11,612)	(23,539)	(23,485)
Interest income and other income (expense), net	2,440	1,171	2,065	937
Loss before income taxes	(8,196)	(52,625)	(33,618)	(132,077)
Provision for income tax (expense) benefit	5	220	(519)	(7)
Net loss	$(8,191)	$(52,405)	$(34,137)	$(132,084)

Net loss per share:
Basic and diluted net loss per share	$(0.11)	$(0.80)	$(0.45)	$(2.03)
Shares used to compute basic and diluted net loss per share	76,270	65,669	75,761	65,085

(1) Amounts include share-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2022	2021	2022	2021
Research and development	$3,556	$7,315	$8,086	$15,236
Selling, general and administrative	5,794	7,626	11,292	15,537
Restructuring and related expenses	359	-	4,876	-
Total share-based compensation expense	$9,709	$14,941	$24,254	$30,773

(2) Represents legal expenses related to the TRC sale to Royalty Pharma in July 2022.